                                                                  EXHIBIT (p)(3)

                           RULE 17J-1 AND RULE 204A-1
                         PERSONAL TRADING POLICY ("PTP")

                                   ADOPTED BY

                      NORTHWESTERN MUTUAL SERIES FUND, INC.
                           MASON STREET ADVISORS, LLC
                               (AS OF MAY 1, 2008)

I.   INTRODUCTION

     Investment  companies,  investment advisers and their officers,  directors, employees and affiliated  persons face inherent  conflicts of interest when they trade in  securities  for their own  accounts.  They have access to  information about their client's securities  transactions,  which they can exploit for their own benefit.

     Rule 204A-1 under the Investment Advisers Act (the "Advisers Act") and Rule
17j-1  under  the   Investment   Company  Act  (the  "1940  Act")  require  each
SEC-registered  investment adviser and each SEC-registered investment company to adopt  written codes of ethics  containing  provisions  reasonably  necessary to prevent employees and certain other persons from engaging in personal trading in violation of these Rules, and to maintain records, use reasonable diligence, and adopt and implement  procedures as reasonably  necessary to prevent,  detect and correct violations. It is unlawful to engage in personal securities transactions in violation of these Rules, general antifraud rules under the federal and state securities laws and fiduciary duties owed to clients.

     This  PERSONAL  TRADING  POLICY  ("PTP"),  which is designed to ensure that personal  securities  transactions  do not violate  applicable law and fiduciary duties,  has been adopted by (i) Northwestern  Mutual Series Fund, Inc. (SF), as
an  SEC-registered  investment  company  (the  "Fund")  and  (ii)  Mason  Street
Advisors,  LLC (MSA) as an SEC-registered  investment  adviser and as investment adviser to the Fund (all collectively the "Companies").

     The PTP  applies to Access  Persons as defined  under Rule  204A-1 and Rule
17j-1 (see  Definitions  below).  Access  Persons are  responsible  for reading, understanding  and observing the PTP,  keeping in mind that the interests of the
Fund and other MSA Clients must be placed first even in a  circumstance  that is not  covered  by a  specific  provision.  Access  Persons  are  responsible  for reporting  violations of the PTP to Michael Zielinski,  Chief Compliance Officer
for the Companies (the "CCO").  All reports shall be treated  confidentially  to
the  extent  permitted  by  applicable  law,  and   investigated   promptly  and
appropriately.  Alternatively,  reports  may be  submitted  THROUGH  the  Ethics
Resource Center of The Northwestern Mutual Life Insurance Company ("Northwestern
Mutual") to help ensure  anonymity.  Any  retaliation  against an individual who reports a violation is prohibited  and  constitutes  a further  violation of the
PTP.

     Questions  concerning  the PTP and  requests  for further  information  and related  forms and  procedures  should be directed to Michael  Zielinski (or his designee).

II.      DEFINITIONS

"ACCESS PERSON" under Rule 17j-1 means:

          1. Each director of MSA and of the Fund  (INCLUDING  EACH  INDEPENDENT
          FUND DIRECTOR);

          2. Each officer of MSA and of the Fund;

          3. Each employee of MSA and of the Fund; and

          4. Each director,  officer, and employee of Northwestern Mutual and of any other company in a control relationship with MSA or the Fund who

               (i) in  connection  with his or her regular  functions or duties, makes,  participates  in, or obtains  information  regarding  the purchase or sale of Reportable Securities by the Fund; OR

               (ii) whose functions relate to the making of any  recommendations with respect to such purchases or sales.

"ACCESS PERSON" under Rule 204A-1 means:

     1. Each director of MSA;

     2. Each officer of MSA;

     3. Each employee of MSA; and

     4. The following other individuals:(1)

          (i) Each person who provides investment advice on behalf of MSA and is subject to the supervision and control of MSA; and

          (ii) Each person  occupying  a similar  status or  performing  similar functions to an officer or director of MSA.

"ACCESS  PERSON" may also include any other  persons who the CCO  determines  to treat as Access Persons  because of their status,  the functions they perform or the information they obtain.

"AUTOMATIC  INVESTMENT PLAN" means a program in which regular periodic purchases
(or  withdrawals) are made  automatically  in (or from)  investment  accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan, stock purchase plan,  investments by payroll deduction and pre-set systematic re-balancings, exchanges, purchases and withdrawals, but does NOT include transactions that override any such program or non-systematic transactions.

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(1) Currently,  no such persons have been identified that are not also officers, directors or employees of MSA.

"BENEFICIAL  OWNERSHIP"  shall have the same  meaning as under Rule  16a-1(a)(2)
under the  Securities  Exchange Act of 1934 in  determining  whether a person is subject  to  the  provisions  of  Section  16  of  that  Act,  except  that  the determination  of direct or  indirect  Beneficial  Ownership  shall apply to ALL
Reportable Securities which an Access Person has or acquires.

A person has Beneficial Ownership if he or she, directly or indirectly,  through any contract,  arrangement,  understanding, or relationship has or shares in the opportunity,  directly or  indirectly,  to profit or share in any profit derived from a transaction or security. Examples include:

     o    Securities held by members of an Access Person's Immediate Family
     o    Interests in  securities  held in trust,  which are either  beneficial interests or interests representing investment control;
     o    Exercise, conversion or dividend rights; and
     o    A general  partner's  proportionate  interest in portfolio  securities held by a general or limited partnership.

An Access Person shall NOT be deemed to have  Beneficial  Ownership in portfolio securities  held by a  corporation  or  similar  entity  in which he or she owns securities if he or she is not a controlling  shareholder AND he or she does not have or share in investment control over the portfolio. For example,  Beneficial
Ownership  would not exist with respect to an  individual  who is a trustee of a trust,  but  neither  has  investment  discretion  nor  is a  grantor  or  trust beneficiary.

An Access  Person shall not be deemed to  beneficially  own  securities  held by his/her  minor  children  unless  the  Access  Person  or a member of his or her
Immediate Family has the ability to influence, direct or control the investments of his/her minor children.

"CLIENT" has the meaning for MSA as it determines  from time to time  consistent with the  Advisers  Act but, in general,  means any person for whom MSA provides investment advisory services for compensation.

"CONTROL"  shall have the same  meaning as that set forth in section  2(a)(9) of the 1940 Act.

"EXCHANGE TRADED FUNDS ("ETFS")" shall mean a registered investment company that operates pursuant to an order from the SEC exempting it from certain  provisions of the Investment Company Act so that the ETF may issue securities that trade in a  secondary  market.  ETFs  include  those  organized  as  open-end  investment companies and those organized as unit investment trusts.

"HIGH QUALITY  SHORT-TERM DEBT  INSTRUMENT"  shall mean any instrument  having a maturity  at  issuance  of less  than 366 days and  which is rated in one of the highest two rating  categories  by a Nationally  Recognized  Statistical  Rating
Organization, or which is unrated but is of comparable quality.

"IMMEDIATE  FAMILY"  generally means any relative by blood or marriage living in the individual's  household,  any domestic partner or other minor child residing in his  or  her  household  and,  whether  or  not  living  in the  individual's household,  any other relative with respect to whose  investments the individual has influence or control.

"INDEPENDENT  MSA  DIRECTOR"  means  MSA  directors  that  are not  officers  or employees of MSA or officers, directors
or employees of any affiliated person of MSA.

"INDEPENDENT FUND DIRECTOR" means a member of the Board of Directors of the Fund who is not an  "interested  person" as defined in Section  2(a)(19)  of the 1940
Act.

"INITIAL PUBLIC  OFFERING" means a registered  offering under the Securities Act of 1933, where the issuer, immediately before the registration,  was not subject to the reporting  requirements of the Securities Exchange Act of 1934. This term does not include secondary public offerings.

"INVESTMENT PERSON" means an Access Person who makes, or participates in making, decisions  regarding  the purchase or sale of  securities by or on behalf of any
Client and any person who directly  assists in the process.  Investment  Persons include portfolio managers,  assistant  portfolio  managers,  research analysts, traders, and other individuals designated by the CCO.

"LIMITED  OFFERING"  means an offering exempt from  registration  under specific private offering and investor exemptions provided in the Securities Act of 1933.
Such investments are commonly referred to as private placements.

"REPORTABLE  FUND" means any  registered  investment  company under the 1940 Act
(other than a money market fund) for which MSA serves as  investment  adviser or sub-adviser or whose investment adviser or principal  underwriter  Controls MSA, is Controlled  by MSA or is under common  Control with MSA. See Appendix A for a list of such companies.

"REPORTABLE  SECURITIES"  means  the same as the term used in Rule  204A-1,  and includes any common  stock,  preferred  stock,  closed-end  investment  company,
Reportable  Fund,  debt  securities,  stock  futures  contracts;  and options on futures contracts relating to any stock, bond or index; and any other investment contract or other  instrument  that is  considered  a "security"  under  Section
202(a)(18)  of the Advisers  Act.  "Reportable  Securities"  also include  ETFs.
However, the term does NOT INCLUDE the following:

     o    Direct  obligations  of  the  U.S.  Government  and  futures  on  U.S.
          Treasuries;
     o    Bankers' acceptances,  bank certificates of deposit,  commercial paper and High Quality  Short-Term  Debt  Instruments,  including short term municipal bonds and repurchase agreements;
     o    Shares issued by money market funds;
     o    Shares  issued by  open-end  funds  OTHER  THAN  Reportable  Funds and
          ETFs(2);

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(2) Transactions and holdings in shares of closed-end investment companies, ETFs and offshore funds are reportable regardless of affiliation.

     o    Shares  issued by unit  investment  trusts  (other than ETFs) that are invested  exclusively in one or more open-end funds, none of which are
          Reportable Funds;
     o    Commodities or futures on commodities;
     o    Currencies or futures on currencies; and
     o    Futures on broad-based indices.(3)

III. PROHIBITED AND LIMITED TRANSACTIONS

     A.   INITIAL PUBLIC OFFERINGS

     Investment  Persons are not permitted to acquire,  directly or  indirectly, securities in an Initial Public Offering.  Securities in such offerings may be purchased or received, however, when an individual has an existing right to do so based on his or her status as an  investor or  similarly  situated party or the security is acquired in connection  with a  reorganization  or otherwise  involves no investment  discretion on the part of the recipient, except in connection  with the exercise of voting or similar  rights.  Such situations must be brought to the attention of the CCO when applicable.

     All other Access Persons (except  Independent  Fund Directors) are required to obtain  approval  from the CCO  before  they  acquire  securities  in an
     Initial  Public  Offering.  Approval  shall be  obtained by  following  the
     Pre-Clearance  Procedures set forth  elsewhere in this PTP, or as otherwise directed by the CCO.

     B.   LIMITED OFFERINGS

     Access Persons (except  Independent  Fund Directors) are required to obtain approval  from the CCO or his  designee  before they  acquire,  directly or indirectly, securities in a Limited Offering. Approval shall be obtained by following the Pre-Clearance  Procedures set forth elsewhere in this PTP, or as otherwise directed by the CCO.

     C.   EXCESSIVE TRADING OF MUTUAL FUND SHARES

     Access Persons are expected to abide by trading  restrictions  imposed by a mutual fund that are  described  in its  prospectus.  Additionally,  Access
     Persons (except  Independent Fund Directors) are required to hold shares of a Reportable Fund (which is defined to exclude money market funds) that are purchased for the lesser of a calendar  month or thirty (30) calendar days, including the date of purchase and date of sale.  This holding  period does not apply to  transactions  effected  pursuant to an  Automatic  Investment
     Plan, but does apply to all  NON-SYSTEMATIC  transactions  such as periodic re-balancing.

     ---------------------------------------------------------------------------
     NOTE: THE FOLLOWING  PROVISIONS D THROUGH F DESCRIBE PROHIBITED  INVESTMENT
     ACTIVITIES,  BUT THEY DO NOT APPLY TO PERSONAL  SECURITIES  TRANSACTIONS OF
     ACCESS  PERSONS THAT ARE EFFECTED  PURSUANT TO  AUTOMATIC  INVESTMENT  PLAN
     (WITH THE EXCEPTION OF THE
------------------------------

(3) A broad-based index, for purposes of the PTP, will be defined as an index of
30 or more securities.

     INITIAL  AUTOMATIC   INVESTMENT  PLAN  TRANSACTION  AND  TRANSACTIONS  THAT
     OVERRIDE ANY SUCH PROGRAM). ADDITIONALLY,  PERSONAL SECURITIES TRANSACTIONS
     OF ACCESS PERSONS ARE NOT IMPLICATED  UNDER THESE PROVISIONS IF THE FUND OR
     OTHER CLIENT  TRANSACTION IN QUESTION IS EFFECTED IN RESPONSE TO PROGRAMMED
     TRADING  DESIGNED,  FOR  EXAMPLE,  TO ALIGN THE  FUND'S  OR OTHER  CLIENT'S
     INVESTMENT PORTFOLIO WITH THE PERFORMANCE OF A MARKET INDEX. ACCESS PERSONS
     ARE REMINDED,  HOWEVER,  THAT OBTAINING  PRE-CLEARANCE FOR A TRANSACTION AS
     REQUIRED  UNDER  THIS PTP DOES  NOT  RELIEVE  THEM  FROM  CONDUCTING  THEIR
     PERSONAL SECURITIES  TRANSACTIONS IN FULL COMPLIANCE WITH THE PROVISIONS OF
     THIS PTP AND APPLICABLE LAW, INCLUDING  COMPLIANCE WITH THE PROHIBITIONS ON
     THE FOLLOWING INVESTMENT ACTIVITIES.
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     D.   FRONT-RUNNING

     The  term  "front-run"   means  knowingly  trading  before  a  contemplated
     transaction by a Client,  whether or not the Access  Person's trade and the
     Client's trade take place in the same market in order to take advantage of, or avoid  changes in, market prices  effected by Client  transactions  in a
     Reportable Security. An Access Person is prohibited from front-running.

     E.   SCALPING

     An  Access  Person is  prohibited  from  purchasing  (or  selling  short) a
     Reportable  Security (or its  economic  equivalent)  with the  intention of recommending  that the security be purchased (or sold) for a Client for the purpose  of  supporting  or  increasing  (or  protecting)  the price of the security for the benefit of the Access  Person,  rather than the benefit of the Client. This activity,  referred to as "scalping" is prohibited whether or not an Access Person realizes a profit from the subject transaction.

     F.   BLACKOUT PERIODS

     An  Access  Person  is  prohibited  from  engaging  in a  transaction  in a
     Reportable  Security  which such  person  knows or should have known at the time there to be pending,  on behalf of any Client, a "buy" or "sell" order in that same  security.  The  existence of recent Client trades and pending orders will be checked as part of the  Pre-Clearance  Process  described in
     Section V. hereof, and pre-clearance may be denied if the CCO determines it is inconsistent with the best interests of any Client.

     G.   LIMIT ORDERS.

     Access Persons that are subject to the pre-clearance provisions of this PTP generally should avoid placing "good until  cancelled"  orders or any limit orders other than a "same-day"  limit order.  Such orders are  difficult to pre-clear and can cause inadvertent pre-clearance violations.

     H.   INSIDER TRADING

     Access Persons are reminded that they are prohibited  from trading,  either personally  or for the accounts of the Fund or other  Clients,  on material non-public  information or communicating material non-public information to others in violation of the law. Access

     Persons  are  responsible  for  ensuring  they are in  compliance  with any insider  trading  policies and  procedures  that may be applicable to them, including  MSA's Policy PTP on Insider  Trading and  Northwestern  Mutual's
     Guidelines for Business Conduct.

     I.   HEDGE FUNDS, INVESTMENT CLUBS AND PARTNERSHIPS

         Access Persons (except Independent Fund Directors) are not permitted to participate in hedge funds, investment clubs, partnerships or other similar investment vehicles unless approved in advance by the
         CCO (or his or her designee).  Any approval will be conditioned upon the person providing a written certification that he or she does not and will not have any direct or indirect influence or control over trading for such vehicle, or alternatively, subjecting all the underlying securities trading in the vehicle to the PTP, including the PTP's pre-clearance and reporting requirements.

IV.  REPORTING REQUIREMENTS

     A.   EXEMPTIONS

          1. NON-INFLUENCE AND NON-CONTROL ACCOUNTS.  The reporting requirements of this  Section  do not  apply to  Reportable  Securities  held in an account over which an individual  has no direct or indirect  influence or control.  Individuals  wishing to exempt  accounts  over which they have no direct or indirect  influence or control  must obtain  advance approval from the CCO. Any approval will be conditioned upon providing an initial and annual  written  certification  that he or she does not have any direct or indirect influence or control over the account.

          2. INDEPENDENT FUND DIRECTORS.  Unless otherwise requested by the CCO,
          Independent  Fund Directors are not required to file Holdings  Reports or  Transaction  Reports  unless  he or she knew or,  in the  ordinary course of fulfilling  his or her official  duties as the Fund director should have known that during the 15-day period  immediately before or after the director's  transaction in a Reportable  Security,  the Fund purchased  or  sold  the  Reportable  Security,  or  the  Fund  or its investment  adviser  considered  purchasing or selling the  Reportable
          Security.

     B.   ACKNOWLEDGEMENT OF RECEIPT FORM; ANNUAL CERTIFICATION

     Upon  commencement  of becoming an Access  Person and annually  thereafter, each Access  Person is required to sign and submit a written  certification acknowledging (i) receipt of a copy of this PTP; (ii) their compliance with the PTP since  becoming  an Access  Person;  and (iii) their  agreement  to comply with the PTP for as long as they are deemed to be an Access  Person.
     Access  Persons are also  required to sign and submit a form  acknowledging receipt of a copy of any amendments to the PTP.

     C.   HOLDINGS REPORTS

     Each  Access  Person  is  required  to  submit a report  of all  Reportable
     Securities he or she directly or indirectly holds Beneficial  Ownership (i)
     NO LATER THAN (10) days after  becoming an Access  Person and (ii) at least once  each  12-month  period  thereafter  on a date  selected  by the  CCO.
     Holdings  information  must be  current  as of a date NO MORE  THAN 45 days prior to the date the  individual  becomes an Access Person for the initial report,  and NO MORE THAN 45 days prior to the date each subsequent  annual report is submitted.  Holdings in the Northwestern  Mutual 401(k) Plan, and
     in  the  Northwestern  Mutual  Series  Fund,  Inc.  that  are  effected  in connection with variable life and variable  annuity  transactions,  are not required  to be  reported  to the extent the Access  Person has  authorized
     Northwestern Mutual to release such holdings information to the CCO.(4)

     D.   TRANSACTION REPORTS

     1.  GENERAL.  Within 30 days after the end of each calendar  quarter,  each
     Access  Person  is  required  to  report  all  transactions  in  Reportable
     Securities  during  the  quarter.(5)  This  includes   transaction  in  all
     Reportable  Securities,  including  those exempt from  pre-clearance  under
     Section V.B.1 and V.B.2, but excluding  transactions  effected under an AIP
     (other than the initial AIP transaction and transactions  that override any such program. Access persons are required to provide the reports to the CCO
     (or his or her  designee)  in  such  form  and  manner  as he or she  shall instruct.

     2.  BROKERAGE  CONFIRMS AND  STATEMENTS.  Each Access Person is required to
     cause   their   broker   to  send   duplicate   trade   confirmations   and
     monthly/quarterly  statements directly to MSA by the Access person pursuant to paragraph 3 below within 30 days from the end of each calendar  quarter.
     If the broker fails to deliver duplicate  confirms and statements  directly to MSA  Compliance,  or if such confirms and  statements do not contain all the  information  required to be reported by the Access Person,  the Access
     Person will be required to provide this  information to MSA's CCO or his or her designee.

     3. BROKERAGE ACCOUNT REPORTING REQUIREMENTS.  Within 10 days after becoming an Access Person,  each Access Person (except  independent  Fund directors)
     must report all brokerage  accounts in which any Reportable  Securities are held or pursuant to which  transactions  may be effected  for the direct or indirect benefit of the Access Person.  All new brokerage  accounts holding
     Reportable  Securities must be opened with one of MSA's preferred  brokers.
     In addition, all new employees must agree as a condition of employment,  to move their existing brokerage  account(s) to one of MSA's preferred

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(4)  Northwestern  Mutual  401(k) plan and  variable  product  transactions  are reported to and maintained by Northwestern Mutual.  Access Persons may authorize
Northwestern Mutual to provide the required transaction and holdings information in lieu of providing it directly.  The  authorization may be revoked at any time by the Access Person.

(5) The report must  include the date of the  transaction,  the title,  interest rate and maturity date (if  applicable),  the number of shares and the principal amount of each Reportable Security involved, the nature of the transaction , the price of the Reportable Security at which the transaction was effected,  and the name of the broker,  dealer or bank with or through  which the  transaction  was effected, and the date the report is submitted by the Access Person.

     brokers  within 45 days of their start date.  Furthermore,  Access  Persons
     (except  independent  Fund  directors)  must inform MSA Compliance of their intention  to open any new  brokerage  account  for the direct or  indirect benefit of the Access Person.  Immediately  after opening the account,  the
     Access Person must provide MSA Compliance with the account number, and give consent,  in  writing,  if  necessary,  to the  broker  sending  electronic confirmations.  The Access  Person  must  provide  the name of the  broker, dealer or bank,  the date the  account  was  established,  and the date the report is submitted by the Access Person.

     4.  NORTHWESTERN  MUTUAL  401(K) PLAN AND VARIABLE  PRODUCTS.  Transactions
     pursuant to Northwestern Mutual's 401(k) Plan and transaction involving the investment  options  underlying  Northwestern  Mutual's  variable  products
     (including those mutual funds identified on Appendix A) must be reported by the Access Person within 30 days after the end of each quarter.  The Access
     Person  may  authorize   Northwestern   Mutual  to  provide  the  necessary
     information  directly  to  MSA  in  satisfaction  of  the  Access  person's reporting  obligations.(6)  However,  if  he  or  she  does  not  authorize
     Northwestern  Mutual to provide the  transaction  information  , the Access
     Person remains responsible for reporting.

     5. OTHER TRANSACTIONS.  All other transaction in Reportable Securities must be reported by the Access  Person.  These may include,  but are not limited to,  transaction in retirement  accounts at former  employers of the Access
     Person,  transactions  in  retirement  accounts  at an  existing  or former employer of an immediate family member of the Access Person.

V.   ACCESS PERSON PRE-CLEARANCE REQUIREMENTS

Independent  Fund  Directors  are exempt  from all  pre-clearance  requirements.
Independent MSA Directors must pre-clear  transactions  in Limited  Offerings or
Initial  Public  Offerings;  however,  such  persons  are exempt  from all other pre-clearance requirements. ALL OTHER ACCESS PERSONS MUST PRE-CLEAR TRANSACTIONS
IN ALL  REPORTABLE  SECURITIES,  except  for  those  exempt  from  pre-clearance identified below.

     A.   PRE-CLEARANCE PROCESS

     Access  Persons are  required to  pre-clear a  transaction  by entering the transaction  into  the  Protegent  PTA  ("PTA")  system  available  on  the internet.  The  pre-clearance  request will identify  Limited  Offerings or
     Initial  Public  Offerings and such requests will be routed to MSA's CCO or his or her designee for his  approval.  Access  Persons will be notified by the PTA system when approval has been granted.

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(6)  Northwestern  Mutual  401(k) plan and  variable  product  transactions  are reported to and maintained by Northwestern Mutual.  Access Persons may authorize
Northwestern Mutual to provide the required transaction and holdings information in lieu of providing it directly.  The  authorization may be revoked at any time by the Access Person.

     B.   REPORTABLE SECURITIES AND TRANSACTIONS EXEMPT FROM PRE-CLEARANCE

     The following  Reportable  Securities and  Transactions are exempt from the pre-clearance requirements of this Section. (These transactions continue to be  subject  to the  restrictions  set forth in this PTP,  including  those enumerated in Section III.)

          1. REPORTABLE  FUNDS.  Transactions in Reportable  Funds. A listing of such funds will be maintained on the Attached Appendix A.

          2. REPORTABLE SECURITIES EXEMPTED FROM PRE-CLEARANCE BY THE CCO.

          o    TRANSACTIONS OF 500 SHARES OR LESS IN A COMPANY WITH A MARKET CAP
               OF $5 BILLION OR GREATER. (THIS EXEMPTION WILL NOT APPLY TO MSA'S
               LARGE CAP TEAM, MID-CAP TEAM OR EQUITY TRADING  DEPARTMENT.  SUCH
               TRANSACTIONS STILL REQUIRE PRE-CLEARANCE.)

          o    TRANSACTIONS IN MUNICIPAL SECURITIES..

          o    REPORTABLE  SECURITIES  WHOSE  VALUE IS BASED  UPON THE  VALUE OR
               CHANGES IN VALUE OF A  BROAD-BASED  MARKET  INDEX  (DEFINED AS AN
               INDEX  CONSISTING OF 30 OR MORE  UNDERLYING  SECURITIES) OR WHOSE
               VALUE IS BASED UPON THE VALUE OF A COMMODITY.

          o    MSA'S  CCO OR HIS OR HER  DESIGNEE  MAY GRANT AN  EXEMPTION  FROM
               PRE-CLEARANCE  FOR  CERTAIN  REPORTABLE  SECURITIES  IF HE OR SHE
               DETERMINES THAT MSA CLIENT TRANSACTIONS WOULD BE UNLIKELY TO HAVE
               ANY  MATERIAL  IMPACT  ON THE  MARKET  PRICE  OF  THE  REPORTABLE
               SECURITY.

          3.  NON-VOLITIONAL   TRANSACTIONS.   Reportable  Securities  that  are
          acquired or disposed of without the Access  Person's  discretion as to time or amount including, for example, (i) securities acquired through stock splits, reverse stock splits, mergers, consolidations, spin-offs and other similar corporate  reorganizations  generally  involving all holders of the same class of securities,  (ii) an involuntary  sale as the result of a company exercising a call provision on its outstanding debt,  and (iii)  assignments  of options or  exercises  of options at expiration,  and (iv) exercises of in-the-money  options by the Access
          Person's brokerage firm on the day prior to expiration.

          4.  DIVIDEND  REINVESTMENTS,   RIGHTS  ISSUANCES  AND  SIMILAR  PLANS.
          Acquisitions  of  securities  through  stock  dividends  and  dividend reinvestment  plans ("DRIPs") and stock acquired  through the exercise of rights that are issued pro rata to all holders of the same class of securities.

          5. EMPLOYER  STOCK OPTION PLANS.  Transactions  involving the exercise and/or  purchase of  securities  pursuant to an employer  stock option plan.  Such  plans may be  applicable  to  persons  subject to the PTP because the Access Person has  Beneficial  Ownership of their account.
          The sale of securities received from such plans must be pre-cleared.

          6. TENDER OFFERS FOR ALL SHARES.  Transactions pursuant to a bona fide tender  offer  made  for any and all  outstanding  securities  held by holders of the same class

                                       10

          of securities.  HOWEVER,  tender offers for less than all  outstanding securities of a class must be pre-cleared.

          7. NON-INFLUENCE AND NON-CONTROL  ACCOUNTS.  Transactions  effected in
          Reportable  Securities held in an account over which an individual has no direct or indirect  influence  or control.  Individuals  wishing to exempt  accounts over which they have no direct or indirect  influence or control  must obtain  advance  approval  from the CCO. Any approval will be  conditioned  upon  providing  an initial  and annual  written certification  that he or she does not have  any  direct  or  indirect influence or control over the account.

          8.  CHARITABLE  DONATIONS OF REPORTABLE  SECURITIES.  Transactions  in
          Reportable Securities that are gifted to charitable  organizations are exempt from all trading restrictions, subject to CCO approval.

          9. EXCHANGE-TRADED FUNDS (ETFS). Transactions in ETFs.

C.   PRE-CLEARANCE STANDARDS.

          1. GENERAL.  Trades will only be pre-cleared if it is determined that, considering all of the facts and circumstances, the transaction is not inconsistent with the provisions of this PTP.  Pre-clearance  requests must be  submitted  on such  form and in such  manner as the CCO shall direct  and shall be  reviewed  against  recent and  pending  executed transactions,  open orders and current investment  recommendations for
          Clients.

          No  individual  authorized to pre-clear  transactions  may pre-clear a transaction  involving  a  Reportable  Security in which he or she has
          Beneficial Ownership.

          2.  COMPLIANCE  WITH INSIDER  TRADING  POLICIES.  In  connection  with requesting pre-clearance of a personal securities transaction,  Access
          Persons  are  reminded  of their  obligation  to adhere to  applicable
          Company and Northwestern  Mutual policies with respect to material and non-public information.

          3. DUTIES OF INVESTMENT  PERSONS. A security shall be considered to be recommended when a buy or sell recommendation is made by an Investment
          Person for a Client's account,  or such recommendation is under active consideration by an Investment  Person.  An Investment  Person may not
          fail  to  make  a  recommendation  to  a  Client  in  order  to  avoid limitations  on or  conflicts  with  regard  to his  or  her  personal securities transactions.

          4. SEVEN-DAY BLACKOUT PERIOD.  Clearance will not usually be given for any personal  transaction in a Reportable Security that is proposed to be  effected  during the seven  calendar  day period  after  either an investment  recommendation is made for a Client's account with respect to the same security (or securities  convertible into the security) or a buy or sell order for a  Client's  account  is  executed  or while a
          Client order is pending for that security (or  securities

                                       11

          convertible into the security) ("Seven-Day Blackout Period"). HOWEVER, pre-clearance  may be  granted  to sell  such a  security  during  the
          Seven-Day  Blackout  Period provided the security has been disposed of first for all Clients intending to sell such securities. Additionally,
          Client trades executed within seven days after a personal  transaction is effected will be subject to review,  and the CCO reserves the right to take any action with respect to such personal  transactions that he determines  appropriate  to help ensure that Client  interests are not undermined by the personal  investment  activities of Access  Persons, including the actions discussed in Section VI.F. of this PTP.

          The Seven-Day Blackout Period shall not apply:

               (i) If the Access Person's  transactions  amount to 500 shares OR
               LESS (or equivalent derivatives) in the common stock of a company with a market capitalization of $5 billion OR MORE at the time of the transaction.  These diminimus transactions are subject to the limitations in Section III above  (including the black-out period specified  there),  are subject to reporting in  accordance  with
               Section IV above, and may be exempt from  pre-clearance  for many
               Access Persons as provided in Section V(b)(2) above. IN ADDITION,
               ACCESS  PERSONS ARE REMINDED  THAT THEY MAY NOT  KNOWINGLY  TRADE
               PARALLEL TO OR AGAINST A CLIENT IN A  REPORTABLE  SECURITY AT ANY
               TIME OR IN ANY AMOUNT.

               (ii) To  transactions  in Client  accounts that are effected by a third party  adviser (or  sub-adviser)  of which an Access Person has no knowledge.

               (iii) To  transactions  in Client  accounts  that are effected in response to programmed trading designed,  for example, to align a
               Client's  investment  portfolio with the  performance of a market index.

          5. APPROVAL PERIOD. Generally, a pre-clearance is good until the close of the  business/trading  day  following the day clearance is granted;
          provided,  however, the CCO or his designee may shorten or rescind any approval if he or she  determines  it is  appropriate  to do so. IT IS
          NECESSARY TO RE-REQUEST  PRE-CLEARANCE  FOR TRANSACTIONS  THAT ARE NOT
          EXECUTED WITHIN THE APPROVAL PERIOD.

VI.  ADMINISTRATION, RECORDKEEPING AND ENFORCEMENT

     A.   COMPLIANCE TRAINING PROGRAM AND SUPERVISORY PROCEDURES

     MSA's CCO is  responsible  for  developing  a compliance  training  program designed  to  ensure  that all  personnel  who are  subject  to the PTP are
     furnished  a  copy  of  the  PTP  and  have  read  and   understand   their
     responsibilities  under  it. In  addition,  MSA's  CCO is  responsible  for developing  written compliance  supervisory  procedures that are reasonably designed to prevent, detect and correct violations of the PTP. MSA's CCO is also  responsible  for ensuring that the  compliance  training  program and procedures are kept current and personnel are informed of material  changes and re-trained as needed.

                                       12

     All  individuals  subject to the PTP are  required  to  participate  in all compliance  training  programs that MSA's CCO  determines are mandatory for them to attend.

     B.   APPROVAL AND ANNUAL REVIEW OF PTP

     Adoption of the PTP by each of the Companies  shall be in  accordance  with their bylaws and other governing instruments. In addition, the Fund's board of directors,  including a majority of the Independent Fund Directors, must approve,  in accordance  with the provisions of Rule 17j-1 of the 1940 Act, this PTP,  any  material  changes to the PTP and  policies  and  procedures reasonably designed to enforce its provisions and prevent  violations,  all as they  relate to the  Fund's  and to MSA in its  capacity  as the  Fund's investment  adviser.  The  CCO or  his  designee  shall  review,  at  least
     annually,   the  adequacy  of  the  PTP  and  the   effectiveness   of  its
     implementation.

     C.   INTERPRETATIONS AND WAIVERS

     As to each Company,  the Chief Compliance  Officer, to the extent he or she is  vested  individually  or  jointly  with the  necessary  discretion  and authority,  may  interpret  issues  and  waive or  except  compliance  with provisions of the PTP if he or she finds that such  interpretation,  waiver or  exception  (i) is necessary to  alleviate  undue  hardship,  in view of unforeseen  circumstance,  or is otherwise  appropriate under the facts and circumstances; (ii) is not inconsistent with the purposes and objectives of the PTP; (iii) will not adversely affect the interests of any Clients,  the
     Companies or their affiliates; and (iv) will not result in a transaction or conduct  that  would  violate  applicable  law,  regulations  or  fiduciary principles.  Any waiver,  exception or  interpretation  shall be in writing stating the basis  therefore,  and shall be  maintained  with the books and records of the Company.

     D.   REPORTING TO FUND BOARD AND SENIOR MANAGEMENT; ANNUAL CERTIFICATION

     Consistent  with the  provisions  of Rule 17j-1 of the 1940 Act,  the Chief
     Compliance  Officers  of the Fund  and MSA in its  capacity  as the  Fund's investment adviser,  shall provide a written report, at least annually,  to the Fund's board of directors  that  describes any issues arising under the
     PTP as it applies to the entity and any related  procedures  since the last such  report  including,  but not limited to,  information  about  material violations and sanctions  imposed in response  thereto,  and any waivers or exceptions  during the reporting period of provisions of the PTP that might be considered  important by the board.  Similar  reporting shall be made by
     MSA's Chief Compliance Officer to MSA senior management.

     In addition,  the Chief  Compliance  Officer of the Fund and MSA shall also certify  annually  in  writing  that  the  entity  has  adopted  procedures reasonably necessary to prevent Access Persons from violating the PTP.

     E.   REPORTING OF VIOLATIONS OF THE PTP

     Access  Persons  subject to the PTP are required to report  promptly to the
     CCO violations of the PTP, including, but not limited to, pre-clearance and reporting  violations.  All reports shall be treated  confidentially to the extent  permitted  by  applicable  law,  and

                                       13

     investigated  promptly  and  appropriately.  Alternatively,  reports may be submitted THROUGH the Ethics Resource Center of Northwestern Mutual to help ensure  anonymity.  This is in addition to any reporting  obligations  that
     Access Persons may have under other policies or any voluntary  reporting of information  to the Ethics  Resource  Center.  Any  retaliation  against an individual who reports a violation is prohibited and  constitutes a further violation of the PTP.

     F.   VIOLATIONS OF THE PTP

     Compliance  with the PTP is a  condition  of  employment  for  each  Access
     Person,  and any  violation  of the PTP may result in  disciplinary  action including, but not limited to warnings, fines, disgorgements,  suspensions, demotions,  and  termination  of  employment  or other  association  with a
     Company  or  any  of  its  affiliates.  In  addition  to  these  sanctions, violations may result in referral to civil or criminal authorities.

     If a violation or potential  violation of the PTP by an individual comes to the attention of the CCO, he shall be required to  investigate  the matter, which may  include a meeting  with the  individual,  if  appropriate.  Upon completion  of the  investigation,  the  CCO  may  confer  with  others  if appropriate  or  required  in order to  determine  whether and what type of remedial action should be taken. If disgorgement is required as a result of a  violation,  the  proceeds  shall be donated to the  Northwestern  Mutual
     Foundation,  unless  the  violation  resulted  from  personal  trades  that directly conflicted with those of Clients, in which case the proceeds shall be paid directly to such Clients.

     G.   RECORDKEEPING.

          1.  RECORDS  UNDER THE  ADVISERS  ACT.  The CCO shall  ensure that the following records pertaining to the PTP are maintained.

               *    A copy of the PTP and any amendments thereto;
               *    A record of any identified  violation of the PTP, and of any action taken as a result of the violation;
               *    A record of all written  acknowledgements  of receipt of the
                    PTP and  amendments  thereto  from  each  individual  who is currently, or within the past five years was, subject to the
                    PTP;
               *    Holdings and transactions reports made hereunder,  including any brokerage  confirmation  and account  statements made in lieu of such reports;
               *    A list of the names of  individuals  who are  currently,  or within the past five years were, Access Persons;
               *    A list of the names of  individuals  who are  currently,  or within the past five years were, Investment Persons;
               *    A  record  of  any  decision  and  supporting   reasons  for
                    approving the acquisition of securities by Access Persons in
                    Limited  Offerings  and  Initial  Public  Offerings  (if not
                    prohibited)  for at least  five  years  after the end of the fiscal year in which approval was granted; and
               *    A record of any decision that grants an  individual  subject to  the  PTP a  waiver  from  or  exception  to  any  of its provisions.

          2. RULE 17J-1 RECORDS.  The Fund and MSA, as investment adviser to the
          Fund, shall also maintain:

               *    A  record  of  persons   responsible  for  reviewing  Access
                    Persons'  reports  currently  or during the past five years;
                    and
               *    A copy of reports  provided to the Fund's board of directors pursuant to Rules 17j-1 and 38a-1 of the 1940 Act.

          3. RETENTION  PERIOD.  Copies of the PTP (and any amendments  thereto)
          must be kept for five  years  after  the last  date it was in  effect.
          Copies of  receipt  acknowledgements  of the PTP must be kept for five years after the date the signers cease being subject to the PTP. Lists of Access Persons and Investment  Persons must be kept for five years, even if some of the  individuals  listed are no longer  classified  as such.  Each other record shall be maintained  for a period of not less than five years from the end of the fiscal year during  which the last entry was made on such  record.  All records  shall be preserved in an easily  accessible  place and for the first two years shall be kept in an appropriate office of the Company designated by the CCO.

     H.   CONFIDENTIALITY

     All  procedures,  reports and  records  monitored,  prepared or  maintained pursuant to the PTP shall be considered  confidential and proprietary,  and shall be maintained and protected accordingly.

     I.   FILING OF FORMS AND REPORTS

     Except as required by law,  any form or report  required by a Company to be signed and in writing may be submitted by e-mail or other  electronic  form approved by the CCO.

     J.   USE

     The PTP is solely for internal use by the  Companies and neither the PTP or any forms,  reports or other records  created  hereunder (i)  constitute an admission,  by or on  behalf  of  any  individual  or  any  Company  or its affiliates,  as  to  any  fact,  circumstance  or  legal  conclusion;  (ii)
     evidence,  describe or define any  relationship of control between or among any persons; (iii) form the basis for describing or defining any conduct by an  individual  or Company or its  affiliates  that  should  result in such person  being  liable to any other  person,  except  insofar  as conduct in violation of the PTP is sufficient  cause for any sanction  hereunder up to and including  termination  of employment or any other  association  with a
     Company or its affiliates.

                                       15

                               WISCONSIN 529 PLAN

The Wisconsin  Select Portfolio - 529 Plan includes the American Century - Mason
Street Small Cap Growth Fund and should be reported.

                      NORTHWESTERN MUTUAL SERIES FUND, INC.

Small Cap Growth Stock Portfolio
T. Rowe Price Small Cap Value Portfolio
Mid Cap Growth Stock Portfolio
International Growth Portfolio
Franklin Templeton International Equity Portfolio
MFS(R) Research International Core Portfolio
MFS(R) Emerging Markets Equity Portfolio
AllianceBernstein Mid Cap Value Portfolio
American Century Large Company Value Portfolio
Index 400 Stock Portfolio
Janus Capital Appreciation Portfolio
Growth Stock Portfolio
Large Cap Core Stock Portfolio
Capital Guardian Domestic Equity Portfolio
T. Rowe Price Equity Income Portfolio
Index 500 Stock Portfolio
Index 600 Stock Portfolio
Asset Allocation Portfolio
Balanced Portfolio
High Yield Bond Portfolio
Select Bond Portfolio
Short-Term Bond Portfolio
PIMCO Long-Term U.S. Government Bond Portfolio
American Century Inflation Protection Portfolio
PIMCO Multi-Sector Bond Portfolio
Money Market Portfolio

                         FIDELITY VIP MID CAP PORTFOLIO

Fidelity(R) VIP Mid Cap Portfolio
Fidelity(R) VIP Contrafund(R)  Portfolio

                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

Socially Responsive Portfolio

                                       16

                             OTHER REPORTABLE FUNDS

SYMBOL    CUSIP            DESCRIPTION
------    -----            -----------
RJLEX     782478572        2010 STRATEGY FUND CLASS E
RJLTX     782478283        2010 STRATEGY FUND CLASS R2
RJLDX     782478580        2010 STRATEGY FUND CLASS R3
RJLSX     782478564        2010 STRATEGY FUND CLASS S
RLLEX     782478549        2020 STRATEGY
RLLTX     782478267        2020 STRATEGY FUND CLASS R2
RLLDX     782478556        2020 STRATEGY FUND CLASS R3
RRLEX     782478515        2030 STRATEGY FUND CLASS E
RRLTX     782478242        2030 STRATEGY FUND CLASS R2
RXLEX     782478473        2040 STRATEGY
RXLTX     782478226        2040 STRATEGY FUND CLASS R2
RXLDX     782478481        2040 STRATEGY FUND CLASS R3
ACOVX     02508H816        AMERICAN CENTURY - MS MID CAP GROWTH FD INV CL
ACYRX     24932634         AMERICAN CENTURY HIGH YIELD BD R
ACMLX     02508H766        AMERICAN CENTURY MS MID CAP GROWTH FD CL C
MBDAX     24932592         AMERICAN CENTURY MS SELECT BOND FUND CLASS A
MBDBX     24932584         AMERICAN CENTURY MS SELECT BOND FUND CLASS B
ACNLX     24932576         AMERICAN CENTURY MS SELECT BOND FUND CLASS C
ACNVX     24932626         AMERICAN CENTURY MS SELECT BOND FUND INVESTOR CLASS
MSASX     02508H857        AMERICAN CENTURY MS SMALL CAP GROWTH FD CL A
MSBSX     02508H840        AMERICAN CENTURY MS SMALL CAP GROWTH FD CL B
ACWCX     02508H832        AMERICAN CENTURY MS SMALL CAP GROWTH FD CL C
MHYAX     24932667         AMERICAN CENTURY- MS HIGH YIELD BOND FD CL A
MHYBX     24932659         AMERICAN CENTURY- MS HIGH YIELD BOND FD CL B
ACYCX     24932642         AMERICAN CENTURY- MS HIGH YIELD BOND FD CL C
ACYVX     24932683         AMERICAN CENTURY- MS HIGH YIELD BOND INVESTOR CLASS
MAGAX     02508H782        AMERICAN CENTURY- MS MID CAP GROWTH FD CL A
MAGHX     02508H774        AMERICAN CENTURY- MS MID CAP GROWTH FD CL B
RDBEX     782493639        DIVERSIFIED BOND
RTGEX     782478754        FRANK RUSSELL TAX MGD GLOBAL EQUITY E
ACYSX     24932675         HIGH-YIELD BOND
ACMIX     02508H790        MID CAP GROWTH
ACMRX     02508H758        MID CAP GROWTH
RMLTX     782478333        MODERATE STRATEGY FUND CLASS R2
RLLSX     782478531        RUSSELL 2020 STRATEGY FUND CLASS S
RXLSX     782478465        RUSSELL 2040 STRATEGY FUND CLASS S
RBLAX     782478622        RUSSELL BALANCED STRATEGY FUND CL A
RBLSX     782493134        RUSSELL BALANCED STRATEGY FUND CL S
RDBSX     782493860        RUSSELL DIVERSIFIED BOND FD CLASS S
RDBCX     782493415        RUSSELL DIVERSIFIED BOND FUND CLASS C
RDEAX     782494108        RUSSELL DIVERSIFIED EQUITY FUND CLASS A
RDECX     782493480        RUSSELL DIVERSIFIED EQUITY FUND CLASS C
RDEEX     782493712        RUSSELL DIVERSIFIED EQUITY FUND CLASS E
RDESX     782493803        RUSSELL DIVERSIFIED EQUITY FUND CLASS S
REMCX     782493431        RUSSELL EMERGING MARKETES FUND CL C

                                       17

SYMBOL    CUSIP            DESCRIPTION
------    -----            -----------
REMAX     782494603        RUSSELL EMERGING MARKETS FUND CLASS A
REMEX     782493654        RUSSELL EMERGING MARKETS FUND CLASS E
REAAX     782478598        RUSSELL EQUITY GROWTH STRATEGY FD CLASS A
RELEX     782493498        RUSSELL EQUITY GROWTH STRATEGY FUND CLASS E
RELTX     782478390        RUSSELL EQUITY GROWTH STRATEGY FUND CLASS R2
RELDX     782493555        RUSSELL EQUITY GROWTH STRATEGY FUND CLASS R3
RELSX     782493118        RUSSELL EQUITY GROWTH STRATEGY FUND CLASS S
REAEX     782493290        RUSSELL EQUITY I FD CLASS E
REASX     782493100        RUSSELL EQUITY I FD CLASS I
REBEX     782493274        RUSSELL EQUITY II FUND CLASS E
REBSX     782493209        RUSSELL EQUITY II FUND CLASS I
REDSX     782493811        RUSSELL EQUITY Q FD CLASS I
REQEX     782493233        RUSSELL EQUITY Q FUND CLASS E
RFASX     782493407        RUSSELL FIXED INCOME I FUND CL I
RFAEX     782493183        RUSSELL FIXED INCOME I FUND CLASS E
RFCSX     782493738        RUSSELL FIXED INCOME III FUND CL I
RFCEX     782493167        RUSSELL FIXED INCOME III FUND CLASS E
RGEAX     782478143        RUSSELL GLOBAL EQUITY FUND CLASS A
RGECX     782478135        RUSSELL GLOBAL EQUITY FUND CLASS C
RGEEX     782478127        RUSSELL GLOBAL EQUITY FUND CLASS E
RGESX     782478119        RUSSELL GLOBAL EQUITY FUND CLASS S
RALEX     782493548        RUSSELL GROWTH STRATEGY FUND CLASS E
RALRX     782478382        RUSSELL GROWTH STRATEGY FUND CLASS R1
RALTX     782478374        RUSSELL GROWTH STRATEGY FUND CLASS R2
RALDX     782493597        RUSSELL GROWTH STRATEGY FUND CLASS R3
RALSX     782493126        RUSSELL GROWTH STRATEGY FUND CLASS S
RALAX     782478614        RUSSELL GROWTH STRATEGY FUND CLASS A
RALCX     782493381        RUSSELL GROWTH STRATEGY FUND CLASS C
RCISX     782493449        RUSSELL INT'L SECS FUND CLASS C
RISAX     782494504        RUSSELL INT'L SECURITIES FUND CLASS A
REISX     782493662        RUSSELL INTERNATION SEC'S FUND CLASS E
RIFEX     782493217        RUSSELL INTERNATIONAL FUND CLASS E
RINSX     782493605        RUSSELL INTERNATIONAL FUND CLASS I
RISSX     782493845        RUSSELL INTERNATIONAL SECS CLASS S
RJLRX     782478291        RUSSELL INVESTMENT CO LIFEPOINTS 2010 STRAT
RRLRX     782478259        RUSSELL INVESTMENT CO LIFEPOINTS 2030 STRAT
RXLRX     782478234        RUSSELL INVESTMENT CO LIFEPOINTS 2040 STRAT
RSGEX     782478838        RUSSELL INVESTMENT COMPANY SELECT CL E
RBLCX     782493373        RUSSELL LIFEPOINT BALANCED STRATEGY FUND CL C
RBLEX     782493530        RUSSELL LIFEPOINT BALANCED STRATEGY FUND CLASS E
RMLEX     782493522        RUSSELL LIFEPOINT MODERATE STRATEGY FUND CLASS E
RJLAX     782478457        RUSSELL LIFEPOINTS 2010 STRATEGY FD CLASS A
RLLRX     782478275        RUSSELL LIFEPOINTS 2020 STRATEGY FD CL R1
RLLAX     782478440        RUSSELL LIFEPOINTS 2020 STRATEGY FD CLASS A
RRLAX     782478432        RUSSELL LIFEPOINTS 2030 STRATEGY FD CL A
RRLDX     782478523        RUSSELL LIFEPOINTS 2030 STRATEGY FD CL R3
RRLSX     782478499        RUSSELL LIFEPOINTS 2030 STRATEGY FD CLASS S
RXLAX     782478424        RUSSELL LIFEPOINTS 2040 STRATEGY FD CL A
RBLRX     782478366        RUSSELL LIFEPOINTS BALANCED STRATEGY FUND CLASS R1

                                       18

SYMBOL    CUSIP            DESCRIPTION
------    -----            -----------
RBLDX     782493589        RUSSELL LIFEPOINTS BALANCED STRATEGY FUND CLASS R3
RCLRX     782478325        RUSSELL LIFEPOINTS CONSERVATIVE STRATEGY FD CLASS R1
RCLEX     782493514        RUSSELL LIFEPOINTS CONSERVATIVE STRATEGY FUND CL E
RCLDX     782493563        RUSSELL LIFEPOINTS CONSERVATIVE STRATEGY FUND CL R3
RMLSX     782478101        RUSSELL LIFEPOINTS MODERATE STRATEGY FD CLASS S
RMLRX     782478341        RUSSELL LIFEPOINTS MODERATE STRATEGY FUND CLASS R1
RMLDX     782493571        RUSSELL LIFEPOINTS MODERATE STRATEGY FUND CLASS R3
RCLSX     782478200        RUSSELL LIFEPOINTS STRATEGY FD CL S
RMLAX     782478630        RUSSELL MODERATE STRATEGY FD CL A
RMLCX     782493365        RUSSELL MODERATE STRATEGY FUND CL C
RMSAX     782494702        RUSSELL MULTI- STRATEGY BOND FUND CLASS A
RMSEX     782493613        RUSSELL MULTISTATEGY BOND FUND CLASS E
RMSSX     782493753        RUSSELL MULTISTRATEGY BOND CLASS S
RMSCX     782493142        RUSSELL MULTISTRATEGY BOND FUND CLASS C
RQESX     782493795        RUSSELL QUANTITATIVE EQUITY CLASS S
RQEAX     782494207        RUSSELL QUANTITATIVE EQUITY FUND CLASS A
RQECX     782493456        RUSSELL QUANTITATIVE EQUITY FUND CLASS C
RQEEX     782493670        RUSSELL QUANTITATIVE EQUITY FUND CLASS E
RREAX     782494405        RUSSELL REAL ESTATE EQUITY FUND CLASS A
RRSCX     782493423        RUSSELL REAL ESTATE SECS FUND CLASS C
RRESX     782493761        RUSSELL REAL ESTATE SECS FUND CLASS S
RREEX     782493647        RUSSELL REAL ESTATE SECURITIES FUND CL E
RSGCX     782478846        RUSSELL SELECT GROWTH FUND CL C
RSGIX     782478820        RUSSELL SELECT GROWTH FUND CLASS I
RSGSX     782478812        RUSSELL SELECT GROWTH FUND CLASS S
RSVCX     782478796        RUSSELL SELECT VALUE FUND CL C
RSVEX     782478788        RUSSELL SELECT VALUE FUND CL E
RSVIX     782478770        RUSSELL SELECT VALUE FUND CL I
RSVSX     782478762        RUSSELL SELECT VALUE FUND CL S
RSBTX     782494801        RUSSELL SHORT DURATION BOND FUND CLASS A
RSBCX     782493340        RUSSELL SHORT DURATION BOND FUND CLASS C
RFBSX     782493506        RUSSELL SHORT DURATION BOND FUND CLASS S
RSPSX     782493886        RUSSELL SPECIAL GROWTH FUND CL S
RSPAX     782494306        RUSSELL SPECIAL GROWTH FUND CLASS A
RSPCX     782493472        RUSSELL SPECIAL GROWTH FUND CLASS C
RSPEX     782493696        RUSSELL SPECIAL GROWTH FUND CLASS E
RTECX     782493324        RUSSELL TAX EXEMPT BOND FUND CLASS C
RTBEX     782493316        RUSSELL TAX EXEMPT BOND FUND CLASS E
RTGCX     782478705        RUSSELL TAX MANAGED GLOBAL EQUITY FD CL C
RTLCX     782478309        RUSSELL TAX MANAGED LARGE CAP FD CL C
RETSX     782493720        RUSSELL TAX MANAGED LARGE CAP FUND CL S
RTSCX     782478507        RUSSELL TAX MANAGED MID & SMALL FD CL C
RTSSX     782478408        RUSSELL TAX MANAGED MID & SMALL FUND CLASS S
RLVSX     782493837        RUSSELL TAX-EXEMPT BOND FD CLASS S
RTGSX     782478606        RUSSELL TAX-MANAGED GLOBAL EQUALITY FD CL S
RTLEX     782478879        RUSSELL TAX-MANAGED LARGE CAP FUND CL E
RCLAX     782478648        RUSSELL_LIFEPOINTS CONSERVATIVE STRATEGY FD CLASS A
RCLCX     782493357        RUSSELL_LIFEPOINTS CONSERVATIVE STRATEGY FUND CL C
ACLRX     024932568        SELECT BOND

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SYMBOL    CUSIP            DESCRIPTION
------    -----            -----------
ACLRX     24932568         SELECT BOND
ACWIX     02508H865        SMALL CAP GROWTH
ACWRX     02508H824        SMALL CAP GROWTH
ACWVX     02508H873        SMALL CAP GROWTH
RTSEX     782478887        TAX-MANAGED MID & SMALL CAP

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